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                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
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                      San Francisco, California 94104-2635
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                                  July 27, 2000


Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

     Re: The Montgomery Funds II (the "Registrant")

Ladies and Gentlemen:

     We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion given on October 26, 1998 (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the Montgomery Global-Long Short Fund.

     The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 37 filed with the Commission on October 29, 1998.

                                        Very truly yours,


                                        Paul, Hastings, Janofsky & Walker LLP